                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                      FORM 8-K/A

                                   AMENDMENT NO. 1

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                           DATE OF REPORT:  AUGUST 15, 1997
                          (Date of earliest event reported)




                                 ELTRAX SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)




MINNESOTA                    COMMISSION FILE NO. 0-22190        41-1484525
(State of incorporation)                                 (IRS Employer I.D. No.)



                             2000 TOWN CENTER, SUITE 690
                                SOUTHFIELD, MI  48075
                       (Address of principal executive offices)



                                    (248) 358-1699
                 (Registrant's telephone number, including area code)

The Current Report on Form 8-K dated August 15, 1997 is amended to read in its entirety as follows:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

MERGER WITH HI-TECH CONNECTIONS, INC.

    On August 15, 1997, pursuant to an Agreement and Plan of Merger dated as of August 15, 1997, but effective as of August 1, 1997 (the "Merger Agreement") by and among Eltrax Systems, Inc., a Minnesota corporation (the "Company"), Hi-Tech Acquiring Corp., a Pennsylvania corporation ("Acquiring Sub"), Hi-Tech Connections, Inc., a Pennsylvania corporation ("Hi-Tech"), Edward C. Barrett ("Barrett"), Daniel M. Christy ("Christy"), and David R. Hurlbrink ("Hurlbrink"), Acquiring Sub merged with and into Hi-Tech, whereupon the separate existence of Acquiring Sub ceased and Hi-Tech continues as the surviving corporation and as a wholly owned subsidiary of the Company. The description of the merger included herein does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger which is filed as Exhibit 2.1 hereto.

    Pursuant to the terms of the Merger Agreement, upon the closing of the Merger on August 15, 1997, 150,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") were issued to the shareholders of Hi-Tech (the "Shareholders") in connection with the Merger. The 150,000 shares of Common Stock issued in connection with the Merger represents approximately 1.8% of the issued and outstanding shares of Common Stock after the closing.

    In addition to the 150,000 shares of Common Stock issued upon the closing of the Merger, the Shareholders are also collectively entitled to receive 150,000 additional shares of Common Stock (the "Deferred Consideration") on March 25, 1998. However, to the extent that the net income of Hi-Tech is greater or less than $180,000 for the six-month period ending December 31, 1997, the Deferred Consideration will be reduced or increased by two shares of Common Stock for each dollar that the net income is less than or greater than $180,000 for such six-month period. Furthermore, if the average closing trading price of the Common Stock on the five business days preceding March 25, 1998 (the "Distribution Date Price") is less than $4.50 or greater than $8.50 per share, the Deferred Consideration shall be adjusted by multiplying the number of shares that would otherwise be payable to the Shareholders by a fraction in which the numerator is $4.50, if the Distribution Date Price is less than $4.50 share, or $8.50, if the Distribution Date Price is greater than $8.50 per share, and the denominator is the Distribution Date Price. All of the shares of the Common Stock that have been and may be issued to the Shareholders in connection with the Merger are "restricted stock", as defined in Rule 144 promulgated under the Securities Act of 1933, and have certain "piggyback" registration rights.

    In addition to the foregoing, the Company entered into an Employment and Non-Competition Agreement with each of Hurlbrink, Barrett, and Christy. The Hurlbrink and Christy agreements provide for the employment by the Company of each for a period of one (1) year from August 1, 1997, and the Barrett agreement provides for a two (2) year term. The Hurlbrink and Christy agreements provide for a one-year non-compete period, and the Barrett agreement provides for a two-year non-compete period. The description of the Employment and Non-Competition Agreements included herein does not purport to be complete and is qualified in its entirety by reference to the Employment and Non-Competition Agreements which are filed as Exhibits 10.1, 10.2, and
10.3  hereto.

    For accounting purposes, it is intended that the Merger will be treated as a purchase transaction under APB Opinion No. 16.

ITEM 5.  OTHER EVENTS

RESIGNATION OF PRESIDENT AND HEADQUARTERS CONSOLIDATION

    On August 21, 1997, the Company announced that it expected to complete the consolidation of its headquarters in Southfield, Michigan and close its Minnetonka, Minnesota offices within two weeks (this consolidation was completed in early September). The Company also announced that its President, Mack V. Traynor, III, had elected not to relocate to Michigan and was resigning his executive office, effective immediately. Mr. Traynor will continue to serve on the Company's board of directors and William P. O'Reilly, the Company's Chairman and Chief Executive, will assume the duties of President on an interim basis.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

    The index to the financial information for Hi-Tech Connections, Inc. is included on page F-1 of this report.

(B) PRO FORMA FINANCIAL INFORMATION

    The index to the pro forma financial information is included on page F-1 of this report.

(C) EXHIBITS

Exhibit                                                                Filed
Number   Description                                                  Herewith
------   -----------                                                  --------
2.1* Agreement and Plan of Merger dated as of August 15, 1997, but effective as of August 1, 1997, by and among Eltrax
         Systems, Inc., a Minnesota corporation, Hi-Tech Acquiring
         Corp., a Pennsylvania corporation, Hi-Tech Connections, Inc., a Pennsylvania corporation, Edward C. Barrett, Daniel M.
         Christy, and David R. Hurlbrink

10.1* Employment and Non-Competition Agreement between the Company and Edward C. Barrett

10.2* Employment and Non-Competition Agreement between the Company and Daniel M. Christy

10.3* Employment and Non-Competition Agreement between the Company and David R. Hurlbrink

23.1     Consent of Baratz & Associates, P.A.                              X

*Previously filed with Current Report on Form 8-K dated August 15, 1997.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ELTRAX SYSTEMS, INC.,
                                       a Minnesota corporation


Date:  October 29, 1997                By:  /s/ William P. O'Reilly
                                       ------------------------------------
                                       William P. O'Reilly,
                                       Chairman of the Board and Chief
                                       Executive Officer

                                    EXHIBIT INDEX


Exhibit                                                               Filed
Number   Description                                                 Herewith
------   -----------                                                 --------
2.1* Agreement and Plan of Merger dated as of August 15, 1997, but effective as of August 1, 1997, by and among Eltrax
         Systems, Inc., a Minnesota corporation, Hi-Tech Acquiring
         Corp., a Pennsylvania corporation, Hi-Tech Connections,
         Inc., a Pennsylvania corporation, Edward C. Barrett,
         Daniel M. Christy, and David R. Hurlbrink

10.1* Employment and Non-Competition Agreement between the Company and Edward C. Barrett

10.2* Employment and Non-Competition Agreement between the Company and Daniel M. Christy

10.3* Employment and Non-Competition Agreement between the Company and David R. Hurlbrink

23.1     Consent of Baratz & Associates, P.A.                           X

*Previously filed with Current Report on Form 8-K dated August 15, 1997.

                              HI-TECH CONNECTIONS, INC.
                                FINANCIAL STATEMENTS
                       YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                    AND NINE MONTHS ENDED JUNE 30, 1996 AND 1997

                                       CONTENTS

                                                                              PAGE

INDEPENDENT AUDITORS' REPORT. . . . . . . . . . . . . . . . . . . . . . . . . F-2

FINANCIAL STATEMENTS

Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3 & F-4

Statements of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . F-5

Statements of Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6

Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . . . F-7

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . F-8 - F-13



              ELTRAX SYSTEMS, INC. AND HI-TECH CONNECTIONS, INC.
                     PRO FORMA FINANCIAL INFORMATION

Narrative Overview  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-14

Pro Forma Consolidated Balance Sheet as of December 31, 1996 (Unaudited). . . F-15

Notes to Pro Forma Consolidated Balance Sheet as of December 31, 1996 . . . . F-16

Pro Forma Consolidated Balance Sheet as of June 30, 1997 (Unaudited). . . . . F-17

Notes to Pro Forma Consolidated Balance Sheet as of June 30, 1997 . . . . . . F-18

Pro Forma Consolidated Statement of Operations for the Nine
Month Transition Period ended December 31, 1996 (Unaudited) . . . . . . . . . F-19

Notes to Pro Forma Consolidated Statement of Operations for the Nine
Month Transition Period ended December 31, 1996 . . . . . . . . . . . . . . . F-20

Pro Forma Consolidated Statement of Operations for the Six
Months ended June 30, 1997 (Unaudited). . . . . . . . . . . . . . . . . . . . F-21

Notes to Pro Forma Consolidated Statement of Operations
for the Six Months ended June 30, 1997  . . . . . . . . . . . . . . . . . . . F-22

                             INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Hi-Tech Connections, Inc.
1037C MacArthur Road
Reading, PA  19605

We have audited the accompanying balance sheets of Hi-Tech Connections, Inc. as of September 30, 1996 and 1995, and the related statements of operations, deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hi-Tech Connections, Inc. at September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

BARATZ & ASSOCIATES, P. A.


October 25, 1996

                              HI-TECH CONNECTIONS, INC.
                                    BALANCE SHEETS


ASSETS

                                                          September 30            June 30, 1997
                                                        -----------------         -------------
                                                        1996         1995          (Unaudited)
                                                        ----         ----
CURRENT ASSETS

Cash                                                $   18,543     $   60,351     $      635
Receivables:
  Trade, less allowance for doubtful accounts of
  $30,000 in 1996 and $23,724 in 1995 and $54,322
  at June 30, 1997 (unaudited) (Notes 1 & 4)         1,023,586      1,604,515        749,706
  Employees                                             10,000         36,649          1,187
  Officers                        (Note 13)             23,564              -         15,957
Inventories                       (Notes 1, 2 & 15)     17,749        328,251         25,153
Costs and estimated earnings in
  excess of billings
  on uncompleted contracts        (Notes 1 &  3)        43,172        437,925        107,549
Prepaid expenses                                        75,848        191,870         89,603
                                                    ----------     ----------     ----------
  TOTAL CURRENT ASSETS                               1,212,462      2,659,561        989,790
                                                    ----------     ----------     ----------

PROPERTY AND EQUIPMENT            (Notes 1 & 4)

Office equipment and furniture                         831,844        809,205        857,776
Transportation equipment                                 7,387          7,387          7,387
Leasehold improvements                                  51,057         51,057         51,057
                                                    ----------     ----------     ----------
                                                       890,288        867,649        916,220
Accumulated depreciation                               630,936        480,879        724,183
                                                    ----------     ----------     ----------
  NET PROPERTY AND EQUIPMENT                           259,352        386,770        192,037
                                                    ----------     ----------     ----------
OTHER ASSET

Deposits                                                10,686         11,650         14,981
                                                    ----------     ----------     ----------
  TOTAL ASSETS                                      $1,482,500     $3,057,981     $1,196,808
                                                    ==========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                              HI-TECH CONNECTIONS, INC.
                                    BALANCE SHEETS


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                                          September 30           June 30, 1997
                                                        -----------------        -------------
                                                        1996         1995         (Unaudited)
                                                        ----         ----
CURRENT LIABILITIES

Short-term borrowings:
  Credit line payable          (Note 4)             $   88,000    $   813,000    $   93,000
  Installment loan             (Note 5)                 91,328        112,500        19,478
Accounts payable                                       430,893      1,534,758       517,317
Advance customer deposits                              143,891         25,608       147,069
Accrued liabilities                                    234,103        281,815       163,405
Dividends payable              (Note 8)                 72,500              -             -
Deferred income from
  maintenance contracts        (Note 1)                 97,672        304,137       196,313
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts        (Notes 1 & 3)            11,165         58,611         3,139
                                                    ----------     ----------    ----------
  TOTAL CURRENT LIABILITIES                          1,169,552      3,130,429     1,139,721

DEBENTURES PAYABLE             (Notes 6 & 13)          235,000        235,000       235,000
                                                    ----------     ----------    ----------
  TOTAL LIABILITIES                                  1,404,552      3,365,429     1,374,721
                                                    ----------     ----------    ----------
Commitments                    (Note 11)

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, no par value;
  authorized 10,000 shares;
  issued and outstanding
  1,793 shares                 (Note 12)
Additional paid in capital     (Notes 7 & 13)          465,906        465,906        465,906
Deficit                        (Note 8)               (387,958)      (773,354)      (643,819)
                                                    ----------     ----------     ----------
    TOTAL STOCKHOLDER' EQUITY (DEFICIT)                 77,948       (307,448)      (177,913)
                                                    ----------     ----------     ----------
    TOTAL LIABILITIES AND STOCKHOLDERS'
       Equity (Deficit)                             $1,482,500     $3,057,981     $1,196,808
                                                    ==========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                              HI-TECH CONNECTIONS, INC.
                              STATEMENTS OF OPERATIONS




                                             YEARS ENDED SEPTEMBER 30,   NINE MONTHS ENDED JUNE 30,
                                             -------------------------   --------------------------
                                                1996           1995          1997          1996
                                                ----           ----          ----          ----
                                                                                 (Unaudited)

Net Sales                    (Note 1)        $9,231,070    $11,481,448    $4,638,634    $7,433,680

Cost of Sales                                 6,904,203      8,863,194     3,369,903     5,648,873
                                             ----------    -----------    ----------    ----------
Gross Profit                                  2,326,867      2,618,254     1,268,731     1,784,807
                                             ----------    -----------    ----------    ----------
Expenses

Operating  expenses          (Note 11)        1,770,142      2,277,884     1,501,094     1,385,642
Unusual item                 (Note 15)                -        615,628             -             -
                                             ----------    -----------    ----------    ----------
  Total Expenses                              1,770,142      2,893,512     1,501,094     1,385,642
                                             ----------    -----------    ----------    ----------
Income (Loss) From Operations                   556,725       (275,258)     (232,363)      399,165
                                             ----------    -----------    ----------    ----------
OTHER INCOME (EXPENSES)

Interest income              (Note 13)            1,484              -         1,557           872
Interest expense             (Note 13)          (83,047)      (173,132)      (25,325)      (72,470)
Loss on disposal of equipment                      (344)       (96,978)          270          (369)
Litigation settlement        (Note 16)          (16,922)             -             -       (16,922)
                                             ----------    -----------    ----------    ----------
    Total Other Income (Expenses)               (98,829)      (270,110)      (23,498)      (88,889)
                                             ----------    -----------    ----------    ----------
Income (Loss) Before
  Extraordinary Item                            457,896       (545,368)     (255,861)      310,276

Extraordinary Item - Forgiveness
  of Debt                    (Note 17)                -        350,000             -             -
                                             ----------    -----------    ----------    ----------
Net Income (Loss)                            $  457,896    $  (195,368)   $ (255,861)   $  310,276
                                             ==========    ===========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                              HI-TECH CONNECTIONS, INC.
                                STATEMENTS OF DEFICIT
                        YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                    AND NINE MONTHS ENDED JUNE 30, 1997 (UNAUDITED)


Balance, October 1, 1994                                         $  (577,986)


Less net loss for the year                                          (195,368)
                                                                 -----------


Balance, September 30, 1995                                         (773,354)


Add net income for the year                                          457,896


Less dividend distribution      (Note 8)                             (72,500)
                                                                 -----------


Balance, September 30, 1996                                         (387,958)

Less net loss for the nine months
  ended June 30, 1997 (unaudited)                                   (255,861)
                                                                 ------------


Balance, June 30, 1996 (unaudited)                               $  (643,819)
                                                                 ===========


   The accompanying notes are an integral part of these financial statements.

                              HI-TECH CONNECTIONS, INC.
                               STATEMENTS OF CASH FLOWS
                       YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                    AND NINE MONTHS ENDED JUNE 30, 1996 AND 1997




                                             YEARS ENDED SEPTEMBER 30,   NINE MONTHS ENDED JUNE 30,
                                             -------------------------   ---------------------------
                                                1996           1995          1997            1996
                                                ----           ----          ----            ----
                                                                                 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year              $   457,896    $  (195,368)    $ (255,861)     $  310,276

ADJUSTMENTS TO RECONCILE NET INCOME
  (LOSS) TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES
Depreciation                                    152,921        191,122         93,247         117,798
Loss (gain) on disposal of equipment                344         96,978           (270)            369
Unusual item                                          -        615,628              -               -
Extraordinary item                                    -       (350,000)             -               -

CHANGES IN OPERATING ASSETS AND LIABILITIES
Decrease in receivables                          584,014        279,978       290,300         694,027
Decrease (increase) in inventories               310,502        909,952        (7,403)        264,161
Decrease (increase) in costs and
  estimated earnings in excess of
  billings on uncompleted contracts              394,753       (275,987)      (64,377)        327,285
Decrease (increase) in prepaid expenses          116,022         54,736       (13,756)        144,548
Decrease (increase) in deposits                      964        (11,650)       (4,295)            964
Decrease (increase) in accounts payable       (1,103,865)      (351,951)       86,423        (991,328)
Increase in advance customer deposits            118,283              -         3,178          72,887
Decrease in accrued liabilities                  (47,712)        (6,306)      (70,696)       (136,200)
Increase (increase) in dividends payable          72,500              -       (72,500)              -
Decrease (increase) in deferred income from
  maintenance contracts                         (206,465)      (174,570)       98,641        (155,292)
(Decrease) increase in billings in
  excess of costs and estimated earnings
  on uncompleted contracts                       (47,446)        69,380        (8,027)        (49,582)
                                            ------------   ------------    ----------     -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES        802,711        851,942        74,604         599,913
                                            ------------   ------------    ----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of equipment                  375         37,635             -               -
Purchase of equipment                            (26,222)       (96,813)      (25,662)         (7,901)
                                            ------------   ------------    ----------     -----------
NET CASH USED IN INVESTING ACTIVITIES            (25,847)       (59,178)      (25,662)         (7,901)
                                            ------------   ------------    ----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Reduction of short-term borrowings              (929,343)      (775,000)        5,000        (661,000)
Installment loan additions                       183,171        150,000       (71,850)          4,004
Dividend distribution                            (72,500)             -             -               -
Additional paid in capital from
  stockholders                                         -         19,250             -               -
Debentures proceeds                                    -        235,000             -               -
Officer loan repayments                                -         14,482             -               -
Debt reduction                                         -       (130,898)            -               -
Repayment of vendor note payable                       -       (250,000)            -               -
                                            ------------   ------------    ----------     -----------
NET CASH USED IN FINANCING ACTIVITIES           (818,672)      (737,166)      (66,850)       (656,996)
                                            ------------   ------------    ----------     -----------
NET (DECREASE) INCREASE IN CASH                  (41,808)        55,598       (17,908)        (64,984)

CASH, BEGINNING OF YEAR                           60,351          4,753        18,543          60,351
                                            ------------   ------------    ----------     -----------
CASH, END OF YEAR                           $     18,543   $     60,351    $      635     $    (4,633)
                                            ============   ============    ==========     ===========
SUPPLEMENTAL CASH FLOW INFORMATION             (Note 18)

   The accompanying notes are an integral part of these financial statements.

                              HI-TECH CONNECTIONS, INC.
                            NOTES TO FINANCIAL STATEMENTS
                            YEAR ENDED SEPTEMBER 30, 1996

    1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Business

              Hi-Tech Connections, Inc. (the Company) is a network systems integrator and reseller to diversified industries of local area network (LAN) and wide area network (WAN) hardware, and other electronic components used in data and telecommunications systems and networks. The Company is headquartered in Reading, PA, with branch offices in Herndon, VA and Iselin, NJ.

              Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, income, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, actual results may differ from the estimates.

              Trade Receivables

              The Company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of the accounts.

              Inventories

              Inventories are stated at the lower of cost (first-in, first-out method) or market.

              Property and Equipment

              Property and equipment are stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense when incurred. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is include in income.

              Revenue Recognition

              The Company records income on installation contracts under the percentage-of-completion method for financial reporting purposes. Under this method, a portion of the total contract revenues is accrued based on the percentage of costs incurred to total estimated costs to be incurred for installation contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

              Revenues from maintenance contracts are reflected in operations ratably over the contract terms.

              Income Taxes

              No provisions are made for federal or state income taxes. The Company stockholders have elected treatment as a "S" corporation for federal and state tax purposes. Under the election, the stockholders have assumed the obligations and benefits relative to the federal and state income taxes attributable to the Company's operations.

    2.   INVENTORIES

         Inventory consisted of the following at September 30, 1996 and 1995:

                                                1996          1995
                                                ----          ----

              Finished goods                 $  15,119     $  291,807
                 Refurbished goods
                 and spare parts                 2,630        267,877
                                             ---------     ----------
                                                17,749        559,684
              Less inventory reserve                 -       (231,433)
                                             ---------     ----------
                                             $  17,749     $  328,251
                                             =========     ==========

    3.   COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

         The components of costs and estimated earnings on uncompleted contracts at September 30, 1996 and 1995 were as follows:

                                                1996          1995
                                                ----          ----

         Costs incurred on uncompleted
           contracts                         $ 715,344     $  852,622
         Estimated earnings                    230,314        385,968
                                             ---------     ----------
                                               945,658      1,238,590
         Billings to date                     (913,651)      (859,276)
                                             ---------     ----------
                                             $  32,007     $  379,314
                                             =========     ==========

         The following amounts were included in the balance sheet under the following captions at September 30, 1996 and 1995:

                                                1996          1995
                                                ----          ----

         Costs and estimated earnings
           of billings on uncompleted
           contracts                         $  43,172      $ 437,925
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts               (11,165)       (58,611)
                                             ---------      ---------
                                             $  32,007      $ 379,314
                                             =========      =========

4.  CREDIT LINE PAYABLE

    At September 30, 1996 and 1995 the Company had available a bank credit line in the respective amounts of $800,000 (fiscal 1996) and $1,200,000 (fiscal
    1995). Borrowings against the credit line were $88,000 in fiscal 1996 and $813,000 in fiscal 1995. Terms of the credit line agreement, which expires on November 30, 1996, provide for monthly interest at 1.75% over the lending bank's prime rate. Borrowings are limited to stipulated percentages of the Company's qualifying trade receivables. The credit line is secured by liens on substantially all corporate assets and the personal guarantee and a collateral mortgage on the residence of the Company's major stockholder. In addition, the Company's agreement with the bank imposes certain financial requirements and specific restrictions on additional borrowings, capital expenditures, officers' compensation and "S" distributions. In fiscal years 1996 and 1995, the Company was in compliance with all the convenants. At September 30, 1996 and 1995, the unused portion of the credit line was $712,000 and $387,000 respectively.

5.  INSTALLMENT LOAN

    At September 30, 1996 an installment loan in the amount of $91,328 was due to a Company vendor. The loan with a maturity date of September 1, 1997 is payable in weekly principal payments of $2,000 and corresponding interest charged at 10% per annum. The loan is unsecured and subordinate to the Company's credit line agreement.

    At September 30, 1995 an installment loan in the amount of $112,500 was due to the Company's lending bank. The loan was payable in monthly principal payments of $7,500 with a final payment of $97,500 due November 30, 1995. Interest was charged on the borrowings at 2.75% over the lending bank's prime rate. The loan was personally guaranteed by the Company's major stockholder.

6.  DEBENTURES PAYABLE

    Debentures at September 30, 1996 comprised of:

         Obligations to Company officers in the aggregate amount of $135,000. Interest is paid quarterly at 77.5% of the Company's lending bank's national commercial rate. Principal payments are subordinated to repayment provisions of the Company's senior debt. The debentures mature in November 1999; debenture holders have the option at any time prior to maturity date to convert the debentures into Company common stock at $675 per share.

         Obligation to a related party in the amount of $100,000. Interest is paid quarterly at the Company's lending bank's national commercial rate. Principal payments are subordinated to repayment provisions of the Company's senior debt. The debentures mature in December 1997; the debenture holder has the option at any time prior to maturity date to convert the debentures into Company common stock at $800 per share.

         Interest paid to the debenture holders amounted to $17,393 (fiscal
         1996) and $13,067 (fiscal 1995).

         Combined aggregate maturities of the debentures are $100,000 (fiscal
         1998) and $135,000 (fiscal 2000).

7.  ADDITIONAL PAID IN CAPITAL

    Certain stockholders contributed $19,250 to the Company in fiscal 1995; the amount was reported in the financial statements as additional paid in capital.

    The 1994 financial statements reflected $161,378 as a contra to stockholders equity. This amount represented anticipated receipts from the Company stockholders with reference to those stockholders receiving income tax refunds through reporting net operating loss carrybacks on their respective individual income tax returns. In 1995 it was determined that these refunds were not realizable and stockholder receipts would not be forth coming. As a result the contra to stockholders equity was charged to additional paid in capital.

8.  DIVIDEND PAYABLE

    In September 1996 the Company declared a dividend distribution payable at $40.40 per outstanding common share. The aggregate amount of $72,500 was charged to the Company's stockholders' equity.

9.  PROFIT SHARING PLAN

    A qualified 401(k) profit sharing plan is available for all eligible employees. The Company matches 50% of the first 8% of salary contributed by the employees to the plan. At the discretion of the Board of Directors, the Company may make additional plan contributions based on Company earnings. Total contributions may not exceed 15% of all eligible compensation. Employer plan contributions amounted to $26,739 and $26,438 respectively in fiscal 1996 and fiscal 1995.

10. INCENTIVE STOCK OPTION AGREEMENTS

    The Company's Stock Option Plan provides for the grant of incentive stock options to the Company's key employees. The options have an exercise price of 100% of the fair market value of the common stock at the date of grant or 110% of fair market value for employees or officers holding 10% or more of the voting stock of the Company. The options expire ten years from the date of grant and are 100% exercisable on the date of grant.

    Options have been granted to key employees to purchase common stock at prices ranging from $675 to $905 per share. The following is a summary of transactions:

                                                 SHARES UNDER OPTION
                                                 -------------------
                                                  1996         1995
    OPTIONS
    Outstanding, beginning of period               421          409
    Granted                                                     125
    Expired                                                    (113)
                                                  ----         ----
    Outstanding, end of period                     421          421
                                                  ====         ====

11. LEASE AGREEMENTS

    The Company leases office and warehouse facilities and certain equipment under various non cancellable operating leases expiring on various dates through to 1999. Aggregate rental expenses were $194,871 (fiscal 1996) and $249,617 (fiscal 1995).

    Aggregate future minimum lease rentals at September 30, 1996 were:

              Fiscal:   1997         $ 53,565
                        1998            6,589
                        1999            3,844
              Thereafter                    -
                                     --------
                                     $ 63,998

12. STOCKHOLDERS' AGREEMENT

    Under an agreement with certain minority stockholders, the Company has the first right to repurchase Company common stock (owned by the minority shareholders) at a value determined in the said agreement.

13. RELATED PARTY TRANSACTIONS

    At September 30, 1996 officer (shareholders) loan receivables amounted to $23,564 in the aggregate. During fiscal 1996 officer loan additions were $26,844; officer loan repayments were $3,280. Interest received on outstanding loan balances amounted to $1,484. The officer loans are due in their entirety on November 1, 1996. Interest is charged at 9.25% per annum; the loans are collateralized by a security interest in the Company's common stock owned by the respective officers.

    Related party transactions also include those items described in Note 6 and 7.

14. CLOSURE OF THE PITTSBURGH AND WILMINGTON SALES OFFICES

    In August 1995, the Pittsburgh and Wilmington sales and technical advisory offices were closed. Included in the 1995 financial statements are sales and costs in the respective amounts of $452,760 and $611,742, which are directly related to the operations of the closed offices.

15. UNUSUAL ITEM

    The Company gives appropriate consideration to deterioration, obsolescence and other factors in evaluating the net realizable value of its inventory. In fiscal 1995 the Company, through an independent valuation, determined that certain inventory approximating $616,000 was obsolete and wrote down the inventory accordingly.

16. LITIGATION SETTLEMENT

    With reference to an out-of-court settlement, the Company paid $16,922 in fiscal 1996 to a subcontractor.

17. EXTRAORDINARY ITEM - FORGIVENESS OF DEBT

    On February 17, 1994 the Company and a vendor agreed to convert a $1,000,000 account payable due the vendor to a term note. In fiscal 1995 the vendor forgave the Company the remaining $350,000 balance due. The debt forgiveness was recorded in the 1995 financial statements as an extraordinary item.

18. SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest was $90,668 (fiscal 1996) and $177,442 (fiscal
    1995).

                  ELTRAX SYSTEMS, INC. AND HI-TECH CONNECTIONS, INC.
                 PRO FORMA FINANCIAL INFORMATION - NARRATIVE OVERVIEW
                                     (UNAUDITED)


The following unaudited pro forma consolidated balance sheets as of December 31, 1996 and June 30, 1997 and statements of operations for the nine month transition period ended December 31, 1996 and the six months ended June 30, 1997, combine the historical balance sheets and statement of operations of "Hi-Tech" and the historical balance sheets and statements of operation of Eltrax Systems, Inc. ("Eltrax") (collectively "the Entities"). The unaudited pro forma balance sheets as of December 31, 1996 and June 30, 1997 assume the Entities were consolidated as of the respective dates of such balance sheets. The unaudited pro forma statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1997, assume the Entities were consolidated at the beginning of each fiscal period.

The unaudited pro forma consolidated financial statements give effect to
(i) the acquisition of Hi-Tech (ii) the issuance of 320,000 common shares of Eltrax common stock in connection with the acquisition of Hi-Tech, and
(iii) other adjustments described in the accompanying notes.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations Eltrax as they may be in the future or as they might have been for the periods presented had the entities actually been consolidated effective at the beginning of each fiscal period or as of the dates of the unaudited pro forma balance sheets. The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Eltrax, as filed on Form 10-KSB for the nine month transition period ended December 31, 1996 and the historical financial statements of Hi-Tech, including the notes to such financial statements as set forth elsewhere in this Form 8-K/A. The pro forma adjustments are based upon available information and upon certain assumptions that Eltrax management believes are reasonable in the circumstances.

The following unaudited pro forma statements include the accounts of EJG Techline, Inc. ("Techline"), which merged with Eltrax on May 14, 1997 in a pooling-of-interests transaction.

                                   ELTRAX SYSTEMS, INC.
                          PRO FORMA CONSOLIDATED BALANCE SHEET
                                 AS OF DECEMBER 31, 1996
                                        (Unaudited)


                                                            PRO FORMA                                               ELTRAX
                               ELTRAX        TECHLINE      ADJUSTMENTS/  PRO FORMA     HI-TECH       PRO FORMA     PRO FORMA
                             HISTORICAL(1)  HISTORICAL(2)  ELIMINATIONS   SUBTOTAL   HISTORICAL(4)  ADJUSTMENTS   CONSOLIDATED
                             -------------  -------------  ------------  ----------  -------------  -----------   ------------

ASSETS:
Current assets:
  Cash and cash equivalents  $   501,199    $  193,702                   $   694,901  $   18,543                   $   713,444
  Accounts receivable, net     6,049,966       292,250                     6,342,216   1,057,150                     7,399,366
  Inventories                  3,081,643        71,480                     3,153,123      17,749                     3,170,872
  Other current assets           131,849         1,237                       133,086     129,706                       262,792
                             -----------    ----------      ----------   -----------  ----------     ----------    -----------
    Total current assets       9,764,657       558,669               -    10,323,326   1,223,148              -     11,546,474


Furniture and equipment, net     196,069        15,147                       211,216     259,352                       470,568
Deferred income taxes          1,315,970             -                     1,315,970           -                     1,315,970
Intangible assets              4,641,044             -                     4,641,044           -      1,428,052 (5)  6,069,096
Other assets                     151,312         3,400                       154,712           -                       154,712
                             -----------    ----------      ----------   -----------  ----------     ----------    -----------
                             $16,069,052    $  577,216      $        -   $16,646,268  $1,482,500     $1,428,052    $19,556,820
                             ===========    ==========      ==========   ===========  ==========     ==========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Accounts payable           $ 6,453,992    $  387,658                   $ 6,841,650  $  430,893                   $ 7,272,543
  Accrued expenses               936,555             -                       936,555     306,603         50,000 (6)  1,293,158
  Credit line bank debt          588,539             -                       588,539     179,328                       767,867
  Other current liabilities      506,485        91,270                       597,755     487,728                     1,085,483
                             -----------    ----------      ----------   -----------  ----------     ----------    -----------
    Total current
      liabilities              8,485,571       478,928               -     8,964,499   1,404,552         50,000     10,419,051


Shareholders' equity
  Common stock                    75,581         5,320         (3,020)(3)     77,881                      3,200 (7)     81,081
  Additional paid-in capital  13,359,053             -          3,020 (3) 13,362,073     465,906      1,452,800 (7) 14,814,873
                                                                                                       (465,906)(8)
  Accumulated deficit         (5,851,153)       92,968                    (5,758,185)   (387,958)       387,958 (8) (5,758,185)
                             -----------    ----------      ----------   -----------  ----------     ----------    -----------
    Total shareholders'
      equity                   7,583,481        98,288               -     7,681,769      77,948      1,378,052      9,137,769
                             -----------    ----------      ----------   -----------  ----------     ----------    -----------
                             $16,069,052    $  577,216      $        -   $16,646,268  $1,482,500     $1,428,052    $19,556,820
                             ===========    ==========      ==========   ===========  ==========     ==========    ===========

   See accompanying notes to pro forma consolidated balance sheet.

                                ELTRAX SYSTEMS, INC.

                    NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF DECEMBER 31, 1996
                                     (UNAUDITED)

1. Represents the historical balance sheet of Eltrax as derived from the Company's audited financial statements filed on Form 10-KSB for the nine month transition period ended December 31, 1996.

2. Represents the historical unaudited balance sheet of Techline as of December 31, 1996.

3. To eliminate the components of shareholders' equity of Techline and reflect the issuance of 230,000 shares of Eltrax common stock issued in connection with the combination with Techline.

4.  Represents the historical balance sheet of Hi-Tech as of September 30, 1996.

5. Represents the excess of Eltrax's purchase price over Hi-Tech's book value on the acquisition date. Eltrax has determined the components of the intangible assets, which consist principally of goodwill, on a preliminary basis.

6. To reflect estimated cash transaction costs paid, or to be paid, by Eltrax in connection with the Hi-Tech acquisition.

7. Represents the issuance of 320,000 shares of Eltrax common stock issued in connection with the acquisition of Hi-Tech (which reflects the initial issuance of shares as well as shares which may be issued in early 1998 resulting from the earnout provision in the acquisition agreement).

8. To eliminate the components of shareholders' equity of Hi-Tech acquired by Eltrax.

                                 ELTRAX SYSTEMS, INC.
                        PRO FORMA CONSOLIDATED BALANCE SHEET
                                  AS OF JUNE 30, 1997
                                      (Unaudited)

                                                                                            ELTRAX
                                              ELTRAX         HI-TECH       PRO FORMA      PRO FORMA
                                           HISTORICAL(1)   HISTORICAL(2)  ADJUSTMENTS    CONSOLIDATED
                                           ------------    -------------  -----------    ------------
ASSETS:
Current assets:
  Cash and cash equivalents                $   789,064      $      635                    $   789,699
  Accounts receivable, net                   7,299,192         766,850                      8,066,042
  Inventories                                4,436,211          25,153                      4,461,364
  Other current assets                         183,024         197,153                        380,177
                                           -----------      ----------     ----------     -----------
    Total current assets                    12,707,491         989,791              -      13,697,282

Furniture and equipment, net                   315,420         192,037                        507,457
Intangible assets                            3,266,577               -      1,681,363 (3)   4,947,940
Other assets                                   133,807          14,981                        148,788
                                           -----------      ----------     ----------     -----------
                                           $16,423,295      $1,196,809     $1,681,363     $19,301,467
                                           ===========      ==========     ==========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                         $ 9,281,250      $  517,317                    $ 9,798,567
  Accrued expenses                           1,170,768         160,856         50,000 (4)   1,381,624
  Credit line bank debt                      4,254,131         112,478                      4,366,609
  Other current liabilities                    299,513         581,521                        881,034
                                           -----------      ----------     ----------     -----------
    Total current liabilities               15,005,662       1,372,172         50,000      16,427,834


Shareholders' equity
  Common stock                                  78,121               -          3,200 (5)      81,321
  Additional paid-in capital                13,400,060         465,906      1,452,800 (5)  14,852,860
                                                                             (465,906)(6)
  Accumulated deficit                      (12,060,548)       (641,269)       641,269 (6) (12,060,548)
                                           -----------      ----------     ----------     -----------
    Total shareholders' equity               1,417,633        (175,363)     1,631,363       2,873,633
                                           -----------      ----------     ----------     -----------
                                           $16,423,295      $1,196,809     $1,681,363     $19,301,467
                                           ===========      ==========     ==========     ===========

   See accompanying notes to pro forma consolidated balance sheet.

                                 ELTRAX SYSTEMS, INC.

                    NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 AS OF JUNE 30, 1997
                                     (UNAUDITED)

1. Represents the historical unaudited balance sheet of Eltrax filed on Form 10-Q for the six months ended June 30, 1997.

2. Represents the historical unaudited balance sheet of Hi-Tech as of June 30, 1997.

3. Represents the excess of Eltrax's purchase price over Hi-Tech's book value on the acquisition date. Eltrax has determined the components of the intangible assets, which consist principally of goodwill, on a preliminary basis.

4. To reflect estimated transaction costs paid, or to be paid, by Eltrax in connection with the Hi-Tech acquisition.

5. Represents the issuance of 320,000 shares of Eltrax common stock issued in connection with the acquisition of Hi-Tech (which reflects the initial issuance of shares as well as shares which may be issued in early 1998 resulting from an earnout provision in the acquisition agreement).

6. To eliminate the components of shareholders' equity of Hi-Tech acquired by Eltrax.

                                   ELTRAX SYSTEMS, INC.
                     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE NINE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 1996
                                        (Unaudited)


                                                            PRO FORMA                                               ELTRAX
                               ELTRAX        TECHLINE      ADJUSTMENTS/    PRO FORMA     HI-TECH       PRO FORMA     PRO FORMA
                             HISTORICAL(1)  HISTORICAL(2)  ELIMINATIONS     SUBTOTAL   HISTORICAL(4)  ADJUSTMENTS   CONSOLIDATED
                             -------------  -------------  ------------    ----------  -------------  -----------   ------------

Revenue                      $28,121,355    $3,043,170      $ (749,364)(3) $30,415,161  $9,231,070                   $39,646,231

Cost of Revenue               23,746,297     2,217,430        (749,364)(3)  25,214,363   6,904,203                    32,118,566
                             -----------    ----------      ----------     -----------  ----------     ----------    -----------
Gross Profit                   4,375,058       825,740               -       5,200,798   2,326,867              -      7,527,665

Operating Expenses:
  Selling, General and
  Administrative               5,162,213       673,655                       5,835,868   1,787,408                     7,623,276
  Amortization of intangible
  assets                         208,330             -                         208,330           -         95,210 (5)    303,540
                             -----------    ----------      ----------     -----------  ----------     ----------    -----------
  Total Operating Expenses     5,370,543       673,655              -        6,044,198   1,787,408         95,210      7,926,816
                             -----------    ----------      ----------     -----------  ----------     ----------    -----------
  Operating Income (loss)       (995,485)      152,085              -         (843,400)    539,459        (95,210)      (399,151)

Interest Income (expense), net    (7,909)        5,218                          (2,691)    (81,563)                      (84,254)
                             -----------    ----------      ----------     -----------  ----------     ----------    -----------
  Income (loss) from
    continuing operations     (1,003,394)      157,303               -        (846,091)    457,896        (95,210)      (483,405)

Loss from discontinued
  operations                    (197,585)            -                        (197,585)                                 (197,585)
Gain on disposal of
  discontinued operations         57,030             -                          57,030                                    57,030
                             -----------    ----------      ----------     -----------  ----------     ----------    -----------
  Pretax income (loss)        (1,143,949)      157,303               -        (986,646)    457,896        (95,210)      (623,960)

Income tax expense                     -             -                               -           -                             -
                             -----------    ----------      ----------     -----------  ----------     ----------    -----------
  Net Income (loss)          $(1,143,949)   $  157,303      $        -     $  (986,646) $  457,896     $  (95,210)   $  (623,960)
                             ===========    ==========      ==========     ===========  ==========     ==========    ===========


Net Loss per common
  share and common
  share equivalents:

  Continuing operations                                                                                              $     (0.06)
                                                                                                                     ===========
  Discontinued operations                                                                                            $     (0.02)
                                                                                                                     ===========
  Net Loss per share                                                                                                 $     (0.08)
                                                                                                                     ===========
Weighted average shares
  outstanding (6)                                                                                                      7,755,311
                                                                                                                     ===========

   See accompanying notes to pro forma consolidated statement of operations.

                                 ELTRAX SYSTEMS, INC.

               NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE NINE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 1996
                                     (UNAUDITED)

1. Represents the historical consolidated statement of operations of Eltrax as derived from the Company's audited financial statements filed on Form 10-KSB for the nine month transition period ended December 31, 1996.

2. Represents the historical unaudited statement of operations of Techline for the year ended December 31, 1996.

3. Represents the elimination of historical intercompany sales from Eltrax to Techline.

4. Represents the historical statement of operations for Hi-Tech for the year ended September 30, 1996.

5. To reflect an adjustment associated with the amortization of intangible assets reflecting the excess of Eltrax's purchase price over Hi-Tech's net book value on the acquisition date. The allocation of the purchase price to intangible assets has been performed by Eltrax on a preliminary basis. For purposes of the pro forma statement of operations, the asset is being amortized on a straight-line basis over 15 years.

6. Includes 320,000 shares of Eltrax common stock issued in connection with the acquisition.

                                 ELTRAX SYSTEMS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                      (Unaudited)

                                                                                            ELTRAX
                                              ELTRAX         HI-TECH       PRO FORMA      PRO FORMA
                                           HISTORICAL(1)   HISTORICAL(2)  ADJUSTMENTS    CONSOLIDATED
                                           ------------    -------------  -----------    ------------

Revenue                                    $21,605,258      $4,638,634                    $26,243,892

Cost of Revenue                             18,489,997       3,369,903                     21,859,900
                                           -----------      ----------     ----------     -----------
Gross Profit                                 3,115,261       1,268,731              -       4,383,992

Operating Expenses:
  Selling, General and Administrative        5,063,023       1,500,824                      6,563,847
  Amortization of intangible assets            208,400               -         84,068         292,468
  Adjustment of Datatech Goodwill            2,458,000               -                      2,458,000
                                           -----------      ----------     ----------     -----------
  Total Operating Expenses                   7,729,423       1,500,824         84,068       9,314,315
                                           -----------      ----------     ----------     -----------
  Operating (loss)                          (4,614,162)       (232,093)       (84,068)     (4,930,323)

Interest Income (expense), net                (113,503)        (23,768)                      (137,271)
                                           -----------      ----------     ----------     -----------
  Loss before income taxes                  (4,727,665)       (255,861)       (84,068)     (5,067,594)

Income tax expense                           1,315,970               -                      1,315,970
                                           -----------      ----------     ----------     -----------
  Net loss                                 $(6,043,635)     $ (255,861)    $  (84,068)    $(6,383,564)
                                           ===========      ==========     ==========     ===========

Net loss per common share and
  common share equivalents                                                                $     (0.79)
                                                                                          ===========
Weighted average shares outstanding  (4)                                                    8,129,411
                                                                                          ===========

   See accompanying notes to pro forma consolidated statement of operations.

                                 ELTRAX SYSTEMS, INC.

               NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                     (UNAUDITED)

1. Represents the historical unaudited consolidated statement of operations of Eltrax filed on Form 10-QSB for the six months ended June 30, 1997.

2. Represents the historical statement of operations for Hi-Tech for the nine months ended June 30, 1997.

3. To reflect an adjustment associated with the amortization of intangible assets reflecting the excess of Eltrax's purchase price over Hi-Tech's net book value on the acquisition date. The allocation of the purchase price to intangible assets has been performed by Eltrax on a preliminary basis. For purposes of the pro forma statement of operations the asset is being amortized on a straight-line basis over 15 years.

4. Includes 320,000 shares of Eltrax common stock issued in connection with the acquisition.